UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 3, 2009

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 3, 2009, The Finish Line, Inc. (the “Company”) and its wholly owned subsidiary The Finish Line Man Alive, Inc. (“Man Alive”) completed the sale of its Man Alive retail business to Man Alive Acquisitions, LLC (“MA”), an entity controlled by Jimmy Khezrie, the owner and operator of Jimmy Jazz stores.  The sale was consummated pursuant to an Asset Purchase Agreement dated June 21, 2009 (the “Agreement”), and under the Agreement, MA acquired and assumed all of Man Alive’s leasehold interests (excluding the leasehold interest in Man Alive’s corporate headquarters), all furniture, fixtures and equipment at Man Alive’s retail stores, the inventory in the stores and in the Company’s distribution center, the inventory under open purchase order commitments, and all intellectual property of Man Alive, including the “Man Alive” and “Decibel” trademarks and trade names.

In consideration for the transaction, MA received a purchase price rebate from the Company and Man Alive of $7.7 million, of which $1.6 million was paid directly to MA. Of the remainder of the purchase price rebate, $4.1 million was deposited into an escrow account to be held and paid out under the terms of an escrow agreement, and $2.0 million will be paid in 12 equal monthly installments commencing in August 2009.

The foregoing description of the sale transaction does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 2.1 with the Current Report on Form 8-K filed on June 22, 2009, and incorporated herein by reference.

Unaudited pro forma condensed consolidated financial statements of the Company, which show the effects of the sale transaction, are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(b) Unaudited Pro Forma Financial Statements

The following unaudited pro forma condensed consolidated financial statements of the Company and its subsidiaries are attached hereto as Exhibit 99.1:

(i)	Unaudited pro forma condensed consolidated balance sheet of the Company as of May 30, 2009
(ii)	Unaudited pro forma consolidated statements of operations for the thirteen weeks ended May 30, 2009, February 28, 2009, November 29, 2008, August 30, 2008 and May 31, 2008
(iii)	Unaudited pro forma consolidated statements of operations for the years ended February 28, 2009, March 1, 2008 and March 3, 2007
(iv)	Notes to unaudited pro forma condensed consolidated financial statements

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

Forward Looking Statements

This Current Report on Form 8-K may contain forward looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward looking statements may involve known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed in or implied by such forward looking statements.

Factors relating to the MA transaction that could cause actual results to differ materially include, but are not limited to, the failure of MA to discharge its post-closing liabilities under the leases it is assuming from Man Alive, since this event could result in certain liabilities remaining with the Company.

Other factors that could cause results of the Company to differ materially include, but are not limited to: fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending and utility and product costs; changing consumer preferences; the Company’s inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the Company’s stores; the loss of key employees; the effect of economic conditions including conditions resulting from the current turmoil in the financial services industry, depressed demand in the housing market and unemployment rates; management of growth, the outcome of litigation, and the other risks detailed in the Company’s Securities and Exchange Commission filings.

The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: July 9, 2009	By:	/s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Location

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements	Attached